Exhibit 5.1

August 21, 2017
Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, CA 92130
Ladies and Gentlemen:
We have acted as local Nevada counsel to Apricus Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (including the prospectus set forth therein, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to 865,925 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon exercise of warrants (as amended by the Amendment (as defined below), the “Warrants”) issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of September 27, 2016 (as amended by the Amendment (as defined below), the “Purchase Agreement”), as amended by the Amendment to Securities Purchase Agreement and Warrant to Purchase Common Stock, dated as of April 20, 2017 (the “Amendment”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares as contemplated by, and as described in, the Registration Statement, the Purchase Agreement and the Warrants. For purposes of this opinion letter, and except to the extent set forth in the opinion set forth below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement, the Purchase Agreement and the Warrants.
For purposes of issuing the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Purchase Agreement, (iii) the Warrants, (iv) the articles of incorporation and bylaws of the Company, each as amended to date, and (v) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings, as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.
Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing any of the documents we reviewed has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete, and (iv) after any issuance of the Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.
We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, having regard to legal considerations and other information that we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and if, when and to the extent any Shares are issued in accordance with the terms of, and in the manner contemplated by, the Warrants and the Purchase Agreement, including the due and proper exercise of the Warrants and payment in full to the Company of the exercise price and other consideration for the Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.
The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP

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